Exhibit 12

ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 202.857.6000 main 202.857.6395 fax afslaw.com

September 29, 2023

Autonomix Medical, Inc.

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

Re:          Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to Autonomix Medical, Inc., a Delaware corporation (the “Company”), in connection with the Offering Statement on Form 1-A (the “Offering Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement relates to the offering by the Company of up to an aggregate of: (i) 4,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) agent warrant (the “Agent Warrants”) to purchase up to 107,000 shares of Common Stock (the “Agent Warrant Shares”); and (iii) the 107,000 Agent Warrant Shares.

In connection with our opinion, we have examined the Offering Statement, including the exhibits thereto, the form of Agent Warrant, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.       The Shares, when issued by the Company against payment therefor in the circumstances contemplated by the Offering Statement, will have been duly authorized for issuance by all necessary corporate action by the Company, and will be validly issued, fully paid and non-assessable;

2.       The Agent Warrants when issued by the Company against payment therefor in the circumstances contemplated by the Offering Statement, will have been duly authorized by all necessary corporate action of the Company and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms; and

3.       The Agent Warrant Shares initially issuable upon exercise of the Agent Warrants, when issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Agent Warrants, will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications:

A.       The opinion expressed herein with respect to the legality, validity, binding nature and enforceability of the Agent Warrants is subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

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B.       The foregoing opinions are limited to the General Corporation Law of the State of Delaware, including all Delaware statutes and all Delaware court decisions that affect the interpretation of such General Corporation Law, as of the date hereof.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as exhibit 12 to the Offering Statement and to the use of this firm’s name under the caption “Legal Matters” in the Offering Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ArentFox Schiff LLP

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